Patrick Industries, Inc. Declares Quarterly Cash Dividend ELKHART, IN – February 26, 2020 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle, marine, manufactured housing and industrial markets, today announced that on February 25, 2020, its Board of Directors declared a quarterly cash dividend of $0.25 per share of common stock. The dividend is payable on March 23, 2020, to shareholders of record at the close of business on March 9, 2020. About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Contact: Julie Ann Kotowski Investor Relations 574.294.7511 kotowskj@patrickind.com